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                                                                     EXHIBIT 1.1

                                 800,000 SHARES

             (Plus 120,000 shares to cover over-allotments, if any)

                                BCB BANCORP, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT

                              ---------------------

                                                   September __, 2005

JANNEY MONTGOMERY SCOTT LLC
      As Representative of the Several
      Underwriters Named in Schedule I Hereto
c/o Jay Junior, Principal
Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, PA 19103

Ladies and Gentlemen:

      BCB Bancorp, Inc., a New Jersey-chartered corporation (the "Company") proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the "Underwriters), for whom Janney Montgomery Scott LLC is serving as representative (the "Representative"), an aggregate of 800,000 shares (the "Firm Shares") of the Company's common stock, no par value per share (the "Common Stock"). If the Representative is the only firm named in Schedule I hereto, then the terms "Underwriters" and "Representative," as used herein, shall each be deemed to refer to such firm.

      In addition, in order to cover over-allotments in the sale of the Firm Shares, the Underwriters may, at the Underwriters' election and subject to the terms and conditions stated herein, purchase ratably in proportion to the amounts set forth opposite their respective names in Schedule I hereto, up to 120,000 additional shares of Common Stock from the Company (such additional shares of Common Stock, the "Option Shares"). The Firm Shares and the Option Shares collectively are referred to hereinafter as the "Shares."

      The Company, intending to be legally bound, hereby confirms its agreement with the Underwriter as follows:

      1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter that:

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            (a) The Company has prepared, in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Regulations") of the Securities and Exchange Commission (the "SEC") under the Act in effect at all applicable times, and has filed with the
SEC a registration statement on Form S-1 (File No.       ) and one or more
amendments thereto, for the purpose of registering the Shares (or a portion of the Shares if a "Rule 462(b) Registration Statement," as defined herein, has been or is to be filed) under the Act. The Company similarly may have prepared or may prepare an additional registration statement on Form S-1 with respect to a portion of the Shares pursuant to Rule 462(b) of the Regulations and, if so prepared or if to be so prepared, such additional registration statement has been or will be filed pursuant to Rule 462(b) of the Regulations. The term "Rule 462(b) Registration Statement" means such additional registration statement, if any, filed pursuant to Rule 462(b) of the Regulations, including, without limitation, all exhibits thereto, the contents of the earlier registration statement incorporated therein by reference, and any price-related information included therein, but omitted from the earlier registration statement in reliance on Rule 430A of the Regulations. Copies of all such registration statements (or the form thereof in the case of a Rule 462(b) Registration Statement that has not yet been filed), and any amendments thereto, and all forms of the related prospectus contained therein, will be delivered to the Underwriter. Also to be delivered to the Underwriter are:

                  (i) Any preliminary prospectus included in such registration statement or filed with the SEC pursuant to Rule 424(a) of the Regulations (the "Preliminary Prospectus");

                  (ii) Various parts of such registration statement, including all exhibits thereto and the information contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Regulations and deemed by virtue of Rule 424 of the Regulations to be part of the registration statement at the time it was declared effective, each as amended at the time the registration statement became effective, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A of the Regulations (collectively hereinafter referred to as the "Registration Statement"); and

                  (iii) The final prospectus in the form included in the registration statement or first filed with the SEC pursuant to Rule 424(b) of the Regulations, and any amendments or supplements thereto, including the information (if any) deemed to be part of that prospectus at the time of effectiveness pursuant to Rule 430A of the Regulations (the "Prospectus").

All references to the registration statement, the preliminary prospectus and the Prospectus include all documents incorporated therein by reference. If the Company files a Rule 462(b) Registration Statement, then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462(b) Registration Statement.

            (b) The Registration Statement has become effective under the Act, and the SEC has not issued any stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Preliminary Prospectus, nor has the SEC instituted or threatened to issue any such stop order, nor is the SEC

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contemplating instituting proceedings with respect to such an order. No order preventing or suspending the effectiveness of the Registration Statement or suspending the use of any Preliminary Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened or contemplated by any court or any federal or state governmental or regulatory agency or body. No request has been made by any federal or state governmental or regulatory agency or body to amend or supplement any Preliminary Prospectus or for additional information.

            (c) At its issue date and at each Time of Delivery (as hereinafter defined), any Preliminary Prospectus:

                  (i) Contained and will contain all material statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the SEC thereunder applicable to a public stock offering by the Company; and

                  (ii) Did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (d) At its issue date and at each Time of Delivery, the Prospectus, as amended or supplemented at any such time:

                  (i) Will contain all material statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the SEC thereunder applicable to a public stock offering by the Company;

                  (ii) Will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph
(d) do not apply to statements or omissions made in the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein. It is understood that the statements set forth in the Prospectus in the section entitled "Underwriting," constitute the only written information furnished to the Company by or on behalf of any Underwriter specifically for use in the Prospectus.

            (e) Documents filed by the Company with the SEC, at the time they were filed, complied in all material respects with the requirements of the Act or the Securities Exchange Act of 1934, as amended ("Exchange Act"), including without limitation requirements of the Sarbanes-Oxley Act of 2002 applicable to the Company, as the case may be, and the rules adopted thereunder. In addition, any documents filed with the SEC and incorporated by reference subsequent to the effectiveness of the Registration Statement shall, when so filed, conform with the requirements of the Act and the Exchange Act, as applicable, and the rules adopted thereunder. No documents, when filed with the SEC (or if amendments to such documents, when such amendment was

                                        3
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filed), contained any untrue statement of material fact or omitted to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (f) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or its Subsidiaries (as hereinafter defined) is a part or to which any of the properties of the Company or its Subsidiaries are subject that are required to be described in the Preliminary Prospectus or Prospectus and are not so described.

            (g) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey, with all necessary power and authority, corporate and otherwise, to own or lease and operate its properties as described in the Prospectus and has obtained all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to conduct its current business as described in the Prospectus, except where the failure to obtain such licenses, permits, certifications, registrations, approvals, consents and franchises would not have a material adverse effect the financial position, results of operations or business of the Company.

            (h) The Company is registered as a bank holding company under the Bank Holding Company Act of 1956 and is and, at the Time of Delivery will be in good standing with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"). The Company has not made an election with the Federal Reserve Board to be a "financial holding company" as defined in applicable regulations of the Federal Reserve Board.

            (i) The Company's authorized, issued and outstanding capital stock is as disclosed in the Prospectus. All of the issued shares of the Company's capital stock have been duly authorized and are validly issued, fully paid and non-assessable, and none of such outstanding shares of the Company's capital stock have been issued in violation of any right of first refusal or first offer or any preemptive rights (in any case whether statutory, contractual or otherwise). The holders of the outstanding shares of the Company's capital stock are not subject to personal liability solely by reason of being such holders. All previous offers and sales of the outstanding shares of the Company's capital stock, whether described in the Registration Statement or otherwise, were made in conformity with applicable federal, state and foreign securities laws. The authorized capital stock of the Company, including, without limitation, the outstanding Common Stock, the Shares being issued pursuant to the Prospectus and outstanding options to purchase shares of Common Stock conform in all material respects with the descriptions thereof in the Prospectus, to the extent set forth therein, and such descriptions conform in all material respects with the instruments defining the same.

            (j) The Company's only subsidiaries, as that term is defined in Rule 405 adopted under the Act, are Bayonne Community Bank, a New Jersey-chartered commercial bank; BCB Holding Company Investment Corp., a New Jersey domestic profit corporation; and BCB Equipment Leasing, LLC, a New Jersey domestic limited liability company (each a "Subsidiary" and, collectively, the "Subsidiaries"). Each Subsidiary is a direct or indirect wholly-owned subsidiary of the Company. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the

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jurisdiction in which it was organized, with all necessary power and authority, corporate and otherwise, to own or lease and operate their properties as described in the Prospectus and has obtained all licenses, permits, certifications, registrations, approvals, consents and franchises necessary to conduct their current businesses as described in the Prospectus, except where the failure to obtain such licenses, permits, certifications, registrations, approvals, consents and franchises would not have a material adverse effect on the financial position, results of operations or business of any of the Subsidiaries.

            (k) The Company and each Subsidiary is duly qualified to do business as foreign entities, and are in good standing, in all jurisdictions in which such qualification is required, except where any such failure to be so qualified or in good standing could not reasonably be expected to have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole. Each Subsidiary has made available to the Representative a complete and correct copy of its articles and bylaws and such articles and bylaws are in full force and effect as of the date hereof.

            (l) The Company and each Subsidiary, to the extent applicable, is in compliance with the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, the Bank Secrecy Act, fair lending laws or other laws relating to discrimination, consumer disclosure, customer identification, and currency transaction or suspicious activity reporting the noncompliance, breach or violation of which could reasonably be expected to have a material adverse effect on the financial position, results of operations or business of the Company and its Subsidiaries taken as a whole or which would reasonably be expected to subject the Company or any of its Subsidiaries or any of their directors or officers to civil money penalties.

            (m) The outstanding shares of capital stock and other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all liens, encumbrances and security interests; and no options, warrants or other rights to purchase, agreements or other obligations to issue, or other rights to convert any obligations into, shares of capital stock, equity interests or ownership interests in the Subsidiaries, or securities convertible into or exchangeable for capital stock or equity interests of, or other ownership interests in, the Subsidiaries, are outstanding.

            (n) The Company does not own, directly or indirectly, any stock or other securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company or other form of association, except for:

                  (i) All the issued and outstanding capital stock of Bayonne Community Bank and, through its ownership of such stock, shares of stock in the Atlantic Central Bankers Bank, Federal Home Loan Banking of New York, and Federal Reserve Bank of Philadelphia;

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                  (ii) Equity securities held in the investment portfolio of
Bayonne Community Bank (the composition of which is not materially different from the disclosures in the Prospectus as of specific dates);

                  (iii) All the issued and outstanding capital stock of BCB Holding Company Investment Corp.

                  (iv) All the issued and outstanding membership interests in BCB Equipment Leasing, LLC.

            (o) Except as disclosed in the Prospectus, there are no outstanding:

                  (i) Securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company;

                  (ii) Warrants, rights or options to subscribe for the purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations (other than pursuant to the Company's stock option or stock compensation plans); or

                  (iii) Obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

            (p) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been any:

                  (i) Material change (including, whether or not insured against, any loss or damage to any material assets), or development involving a prospective material change, in the properties, condition (financial or otherwise), results of operations, stockholders' equity, business or prospects of the Company and the Subsidiaries taken as a whole;

                  (ii) Material change, loss, reduction, termination or non-renewal of any contract to which the Company or any of the Subsidiaries is a party or by which any of their respective properties, assets or businesses are bound or affected;

                  (iii) Material transaction entered into by the Company or any of the Subsidiaries not in the ordinary course of their business;

                  (iv) Dividend or distribution of any kind declared, paid or made by the Company or the Subsidiaries on its capital stock;

                  (v) Liabilities or obligations, direct or indirect, incurred by the Company or the Subsidiaries that are material to the Company and the Subsidiaries taken as a whole;

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                  (vi) Change in the capitalization of the Company or the
Subsidiaries, except for the exercise, termination or expiration of options and/or other rights to acquire securities of the Company; or

                  (vii) Change in the indebtedness of the Company or the Subsidiaries that is material to the Company and the Subsidiaries taken as a whole.

Neither the Company nor any of the Subsidiaries has any contingent liabilities or obligations that are material and that are not expressly disclosed in the Prospectus.

            (q) The Company and each Subsidiary has good and marketable title in fee simple to all real property, if any, and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except as are disclosed in the Prospectus or such as would not have a material adverse effect on the financial position, results of operations or business of the Company and the Subsidiaries taken as a whole and do not interfere with the use made or proposed to be made of such property by the Company; and any real property and buildings held under lease by the Company and its Subsidiaries are held under valid, subsisting and enforceable leases, with such exceptions as are disclosed in the Prospectus or are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its Subsidiaries. The Company and each Subsidiary, as applicable, has insured its property against loss or damage by fire or other casualty, in amounts reasonably believed by the Company to be adequate, and maintains insurance against such other risks as management of the Company deems appropriate.

            (r) Other than disclosed in the Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal), investigation (including without limitation any investigation by any banking regulator) or inquiry pending, or, to the knowledge of the Company or its Subsidiaries, is threatened or contemplated by, any governmental agency, instrumentality, court or tribunal, domestic or foreign, or before any private arbitration tribunal to which the Company or any of the Subsidiaries are or may be made a party or of which any of their properties or assets are the subject which, if determined adversely to the Company or the Subsidiaries would, individually or in the aggregate, have a material adverse effect on the financial positions, results of operations or businesses of the Company and its Subsidiaries taken as a whole nor, to the Company's knowledge, does there exists any reasonable basis for such litigation, claim, proceeding, protest, arbitration, investigation or inquiry. To the knowledge of the Company, there are no outstanding orders, judgments or decrees of any court, governmental agency, instrumentality or other tribunal enjoining the Company or the Subsidiaries from, or requiring the Company or the Subsidiaries to take or refrain from taking any action, or to which the Company or the Subsidiaries or their properties, assets or businesses are bound or subject.

            (s) Radics & Co., LLC, which has certified certain financial statements of the Company and its Subsidiaries included in the Prospectus, is an independent registered public accounting firm as required by federal law and the regulations of the SEC. Radics & Co., LLC was acquired by Beard Miller, LLC, an independent registered public accounting firm, on _______.

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            (t) The consolidated financial statements and schedules (including the notes thereto) of the Company included in the Prospectus and any Preliminary Prospectus were prepared in conformity with generally accepted accounting principles consistently applied ("GAAP") throughout the periods involved and fairly present the financial position, results of operations and cash flows of the Company and its Subsidiaries on a consolidated basis at the dates and for the periods presented. The financial information included in the Prospectus under the captions "Summary Financial Information" and "Selected Consolidated Financial Information" fairly presents the information shown therein and has been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The supporting notes and schedules included in the Prospectus or Preliminary Prospectus fairly state in all material respects the information required to be stated therein in relation to the financial statements taken as a whole. The unaudited interim financial statements included in the Prospectus, if any, comply as to form in all material respects with the applicable accounting requirements of Rule 10-01 of Regulation S-X under the Act. Adjustments to financial information included in the Prospectus under the caption "Capitalization" have been properly applied to the historical amounts in the compilation of that information to reflect the sale by the Company of 800,000 Firm Shares at the actual price set forth in the Prospectus and the application of the estimated net proceeds therefrom.

            (u) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representative, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that, with respect to this Agreement, as the rights to indemnity and contribution set forth herein may be limited by federal and state securities laws or principles of public policy.

            (v) The sale of the Shares and the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated herein, do not and will not (with or without the giving of notice, the lapse of time, or both):

                  (i) Conflict with any term or provision of the Company's and each of the Subsidiaries' articles or certificate of incorporation, certificate of organization or bylaws;

                  (ii) Result in a breach of, constitute a default under, result in the termination or modification of, result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the properties of the Company or the Subsidiaries, or require any payment by the Company or the Subsidiaries or impose any liability on the Company or the Subsidiaries pursuant to, any contract, indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or the Subsidiaries is a party or by which any of their properties are bound or affected;

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                  (iii) Conflict with or violate any law, rule, regulation,
judgment, order or decree of any government or governmental agency, instrumentality or court, domestic or foreign, having jurisdiction over the Company or the Subsidiaries or any of its respective properties or businesses; or

                  (iv) Result in a breach, termination or lapse of the Company's or the Subsidiaries' corporate power and authority to own or lease and operate its respective properties and conduct their respective businesses or of any license, permit, certification, registration, approval, consent or franchise.

            (w) When the Shares to be sold by the Company hereunder have been duly delivered against payment therefor as contemplated by this Agreement, the Shares will be validly issued, fully paid and non-assessable, and the holders thereof will not be subject to personal liability solely by reason of being such holders. The certificates or direct registration transaction advices representing the Shares (to the extent certificates are issued) when duly delivered against payment therefor as contemplated herein, will be in proper legal form under, and conform in all respects to the requirements of the corporate laws of the State of New Jersey, the Bank Holding Company Act of 1956, and the National Market System of the Nasdaq Stock Market.

            (x) The Company and its Subsidiaries have not and will not distribute any offering material in connection with the offer and sale of the Shares other than a Preliminary Prospectus, the Prospectus and other material, if any, permitted by the Act.

            (y) Neither the Company nor any of its Subsidiaries nor any of the officers, directors of the Company or its Subsidiaries nor any affiliate thereof has:

                  (i) Taken, directly or indirectly, any action designed to cause or result in, or that has constituted or reasonably may be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; or

                  (ii) Since January 1, 2005, (A) sold, bid for, purchased or paid anyone any compensation for soliciting purchases of, the Shares, or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

            (z) The operations of the Company and its Subsidiaries with respect to any real property currently leased or owned or by any means controlled by the Company or its Subsidiaries (the "Premises") are in compliance with all foreign or domestic, federal, state and local statutes, ordinances, regulations, rules, standards and requirements of common law concerning or relating to industrial hygiene and the protection of health and the environment (collectively, the "Environmental Laws"). To the Company's knowledge, there are no conditions on, about, beneath or arising from the Premises, that might give rise to liability to the Company or any of its Subsidiaries, the imposition of a statutory lien or require a "Response," "Removal" or "Remedial Action," each as defined herein, under any of the Environmental Laws, except as described in the Prospectus. Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has received:

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                  (i) Written or oral notice or has knowledge of any claim,
demand, investigation, regulatory action, suit or other action instituted or threatened against the Company or the Subsidiaries for any portion of the Premises relating to any of the Environmental Laws; and

                  (ii) Any notice of violation, citation, complaint, order, directive, request for information or response thereto, notice letter, demand letter or compliance schedule to or from any governmental or regulatory agency arising out of or in connection with "hazardous substances" (as defined by applicable Environmental Laws) on, about, beneath, arising from or generated at the Premises. As used in this subsection, the terms "Response," "Removal" and "Remedial Action" shall have the respective meanings assigned to such terms under Sections 101(23)-101(25) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act, 42 U.S.C. 9601(23)-9601(25).

            (aa) The Company and each Subsidiary owns, or possesses adequate rights to use, all patents, patent applications, internet domain names, trademarks, trademark registrations, applications for trademark registration, trade names, service marks, licenses, inventions, copyrights, know-how (including any unpatented and/or unpatentable proprietary or confidential technology, information, systems, design methodologies and devices or procedures developed or derived from or for the Company's business), trade secrets, confidential information, processes and formulations and other proprietary information necessary for, used in, or proposed to be used in, the conduct of the business of the Company and the Subsidiaries as described in the Prospectus (collectively, the "Intellectual Property"). Neither the Company nor any of the Subsidiaries has infringed, are infringing or has received any notice of conflict with, the asserted rights of others with respect to the Intellectual Property and the Company knows of no reasonable basis therefor. To the knowledge of the Company, no other parties have infringed upon or are in conflict with any Intellectual Property. Neither the Company nor any of the Subsidiaries is a party to, or bound by, any agreement material to the conduct of the Company's and the Subsidiaries' businesses, pursuant to which royalties, honoraria or fees are payable by the Company or the Subsidiaries to any person by reason of ownership or use of any Intellectual Property.

            (bb) The Company and each of the Subsidiaries makes and keeps accurate books and records reflecting its assets and maintains a system of internal accounting controls sufficient to provide reasonable assurances that:

                  (i) Transactions are executed in accordance with management's general or specific authorization;

                  (ii) Transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets of the Company and its Subsidiaries;

                  (iii) Access to assets of the Company and its Subsidiaries is permitted only in accordance with management's general or specific authorization; and

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                  (iv) The recorded accountability for assets of the Company and its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (cc) The Company and the Subsidiaries have filed with the appropriate federal, state and local governmental agencies, and all appropriate foreign countries and political subdivisions thereof, all tax returns that are required to be filed or have duly obtained extensions of time for the filing thereof and have paid all taxes shown on such returns or otherwise due and all material assessments received by any of them to the extent that the same have become due. Neither the Company nor any of the Subsidiaries have executed or filed with any taxing authority, foreign or domestic, any agreement extending the period for assessment or collection of any income or other tax, and neither the Company nor any of the Subsidiaries is a party to any pending action or proceeding by any foreign or domestic governmental agency for the assessment or collection of taxes, and no claims for assessment or collection of taxes have been asserted against the Company or the Subsidiaries.

            (dd) Except for the plans that are specifically disclosed in the Prospectus, neither the Company nor any of the Subsidiaries has any employee benefit plan, profit sharing plan, employee pension benefit plan or employee welfare benefit plan or deferred compensation arrangements (each a "Plan" and, collectively, the "Plans") that are subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder ("ERISA"). All Plans are in compliance in all material respects with all applicable laws, including, but not limited to, ERISA, are in compliance with ERISA, and the Internal Revenue Code of 1986, as amended (the "Code"), and have been operated and administered in all material respects in accordance with their terms. Neither the Company nor any of the Subsidiaries has any employee pension benefit plan that is subject to Part 3 of Subtitle B of Title I of ERISA, or any defined benefit plan or multi-employer plan. Neither the Company nor any of the Subsidiaries provide retiree life and/or retiree health benefits or coverage for any employee or beneficiary of any employee after such employee's termination of employment, except as required by Section 4980B of the Code or under a Plan which is intended to be "qualified" under Section 401(a) of the Code. No material liability has been, or reasonably could be expected to be, incurred under Title IV of ERISA or Section 412 of the Code by any entity required to be aggregated with the Company or its Subsidiaries pursuant to
Section 4001(b) of ERISA and/or Section 414(b) or (c) of the Code (and the regulations promulgated thereunder) with respect to any "employee pension benefit plan" which is not a Plan. No fiduciary or other party in interest with respect to any of the Plans has caused any of such Plans to engage in a prohibited transaction as defined in Section 406 of ERISA. As used in this subsection, the terms "defined benefit plan," "employee benefit plan," "employee pension benefit plan," "employee welfare benefit plan," "fiduciary" and "multi-employer plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

            (ee) No labor dispute exists with any of the Company's or any of the Subsidiaries' employees, and to the Company's knowledge, no such labor dispute is threatened. Except as disclosed in the Prospectus, the Company has no knowledge of any existing or threatened labor disturbance by the employees of any of the principal suppliers, contractors or customers of the Company or the Subsidiaries that could reasonably be expected to have a material adverse effect on the financial position, results of operations or businesses of the Company and its Subsidiaries taken as a whole. Except as disclosed in the Prospectus, none of the Company's or Subsidiaries' employees is covered by a collective bargaining agreement and, to the knowledge of the Company, no union organizing activity exists with respect to any such employees.

            (ff) The Company and its Subsidiaries have received all permits, licenses, franchises, authorizations, registrations, qualifications and approvals (collectively, the "Permits") of governmental and regulatory authorities (including, without limitation, state or federal banking regulators) as may be required of them to own their properties and conduct their businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus or Preliminary Prospectus; the Company and its Subsidiaries have fulfilled and performed all of their material obligations with respect to such Permits; and no event has occurred which allows or, after notice or lapse of time or both, would allow revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit, subject in each case to such qualifications as may be set forth in the Prospectus.

            (gg) No state or federal regulatory agency or governmental body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by the Company or its wholly-owned subsidiary, Bayonne Community Bank.

            (hh) Bayonne Community Bank has filed, or has had filed on its behalf, on a timely basis, all materials, reports, documents and information, including but not limited to annual reports, call reports and reports of examination with each applicable bank regulatory authority, board or agency which are required to be filed by it, except where the failure to timely file such materials, reports, documents and information would not have a material adverse effect on the financial position, results of operations or business of Bayonne Community Bank.

            (ii) The Company's Common Stock is traded in the Over the Counter Electronic Bulletin Board ("OTCBB") under the symbol "BCBP." The Company currently is in compliance, and expects to remain in compliance with, all requirements related to its Common Stock being eligible to be traded on the OTCBB until such time as the Shares are quoted on the National Market of the Nasdaq Stock Market.

            (jj) Other than as described in the Prospectus, all of which have been waived in connection with the offer and sale of the Shares pursuant to the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives any security holder of the Company any rights for or relating to the registration of any capital stock of the Company or any rights to convert or have redeemed or otherwise receive from the Company anything of value with respect to any other security of the Company owned by such holder.

            (kk) No consent, approval, authorization, order, registration, license or permit of, or filing or registration (other than those which have been obtained) with, any court, government, governmental agency (including the Federal Reserve Board and the Federal Deposit Insurance Corporation) , instrumentality or other regulatory body or official having jurisdiction over the Company and its Subsidiaries is required for the valid and legal execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, except as may be required for the registration of the Shares under the Act, the Exchange Act, and for compliance with the applicable state securities or blue sky laws or the rules and policies of the National Association of Securities Dealers, Inc. ("NASD") and the National Market of the Nasdaq Stock Market.

            (ll) The Common Stock of the Company is registered with the SEC pursuant to Section 12(g) of the Exchange Act and the Company has filed timely all reports, documents and information it is required to file with the SEC under the Exchange Act and rules and regulations adopted thereunder. To the Company's knowledge, no person has taken any action designed to cause, or reasonably likely to result in, the termination of the registration of the Shares under the Exchange Act. The Company has not received any notification from the SEC that it is contemplating terminating such registration.

            (mm) The Shares have been approved for quotation on the National Market System of the Nasdaq Stock Market, subject only to notice of issuance.

            (nn) The statements in the Registration Statement and Prospectus, insofar as they are descriptions of or references to statutes, regulations, policies, contracts, agreements or other documents, are accurate and present or summarize fairly the information required to be disclosed under the Act or the Regulations, and there are no contracts, agreements or other documents, instruments or transactions of any character required to be described or referred to in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement under the Act or the Regulations that have not been so described, referred to or filed.

            (oo) Each contract or other instrument (however characterized or described) to which the Company or the Subsidiaries is a party, or by which any of their respective properties, assets or businesses are bound or affected, has been duly and validly executed by the Company or its Subsidiaries and, to the Company's knowledge, by the other parties thereto. Each such contract or other instrument is in full force and effect and is enforceable against the Company and its Subsidiaries in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity), and neither the Company nor the Subsidiaries are, and to the knowledge of the Company, no other party is, in default thereunder, and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default by the Company or a Subsidiary under any such contract or other instrument. All necessary consents required by the Company under such contracts or other instruments to the disclosure in the Prospectus with respect thereto have been obtained.

            (pp) Except as disclosed in the Registration Statement, neither the Company nor any of its officers or directors is a party to any arrangements or understandings, whether oral or written, nor has the Company or any such person made any payments for commissions, finder's fees or similar payments with respect to the transactions contemplated by this Agreement.

            (qq) The conditions for the Company's use of a registration statement on Form S-1, set forth in the General Instructions thereto, in connection with the offer and sale by the Company of the Shares pursuant to this Agreement and the Registration Statement have been satisfied.

            (rr) The deposit accounts of Bayonne Community Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation to the legal maximum, and no proceeding for the termination or revocation of such insurance is pending or threatened. Bayonne Community Bank is a member in good standing of the Federal Home Loan Bank of New York.

            (ss) Neither the Company nor any of its Subsidiaries is, or upon consummation of the transactions contemplated by this Agreement will be, an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively of the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations thereunder, and the Company will use commercially reasonable efforts to ensure that its affairs and the affairs of its Subsidiaries are conducted in the future so as not to become subject to the 1940 Act and the rules and regulations thereunder.

            (tt) No transaction has occurred or is proposed to occur between or among the Company and any of its respective officers, directors or shareholders or any affiliate of the foregoing that is required to be described in and is not described in the Registration Statement and the Prospectus.

            (uu) Except as disclosed in the Prospectus, neither the Company nor any of the Subsidiaries have engaged in any transactions required to be disclosed in the Prospectus involving the purchase or disposition of property, the payment or distribution of cash or other property, the lending or borrowing of money, the guarantying of obligations, the provision of services or any similar transaction with:

                  (i) Any shareholder who is known to the Company to beneficially own 5% or more of the Common Stock or any executive officer or director of the Company or the Subsidiaries; or

                  (ii) Any entity in or for which any of the persons referred to in the preceding clause (A) is known to the Company to be an executive officer or director or (B) is a family member of any of such persons.

            (vv) Neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any officer or director, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries has:

                  (i) Used any Company funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to a political activity;

                  (ii) Made any direct or indirect unlawful payment to any foreign or domestic government official or employee from Company funds;

                  (iii) Violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or

                  (iv) Made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

            (ww) No unregistered securities of the Company have been sold by the Company or on behalf of the Company by any person or persons controlling, controlled by, or under common control with the Company within three years prior to the date hereof, except as disclosed in the Registration Statement.

            (xx) Any certificate signed by any officer of the Company in such capacity and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

            (yy) The allowance for loan losses shown on the Company's financial statements is adequate in all material respects to provide for anticipated losses inherent in loans outstanding. Except as set forth in the Registration Statement, Preliminary Prospectus and Prospectus, neither the Company nor any Subsidiary has any loans which have been criticized, designated or classified by the management of the Company, management of Bayonne Community Bank or examiners representing any federal or state banking regulator or by the Company's outside independent auditors as "Special Mention," "Substandard," "Doubtful", "Loss" or as a "Potential Problem Loan."

            (zz) Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data, if any, included in the Registration Statement, Preliminary Prospectus or Prospectus is not based or derived from sources that are reliable and accurate in all material respects.

      2. Purchase and Sale of Firm Shares.

            (a) On the basis of the representations, warranties, covenants and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees severally, and not jointly, to purchase from the Company, at
a purchase price of _____ Dollars and ____ Cents ($    ) per share (the "Per
Share Price"), the number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto.

            (b) The Company hereby grants to the Underwriters the right to purchase at their election in whole or in part from time to time up to 120,000 Option Shares at the Per Share Price, for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Option Shares may be exercised by written notice from the Representative to the Company within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Option

Shares to be purchased and the date on which such Option Shares are to be delivered, as determined by the Representative but in no event earlier than the First Time of Delivery (as hereinafter defined) or, unless the Representative otherwise agrees in writing, earlier than two (2) or later than ten (10) business days after the date of such notice. In the event the Underwriters elect to purchase all or a portion of the Option Shares, the Company agrees to furnish or cause to be furnished to the Representative the certificates, letters and opinions, and to satisfy all conditions set forth in Section 7 hereof at the Subsequent Time of Delivery (as hereinafter defined).

            (c) In making this Agreement, each Underwriter is contracting severally, and not jointly, and except as provided in Sections 2(b) and 9 hereof, the agreement of each Underwriter is to purchase only that number of shares specified with respect to that Underwriter in Schedule I hereto. No Underwriter shall be under any obligation to purchase any Option Shares prior to an exercise of the option with respect to such Shares granted pursuant to
Section 2(b) hereof.

      3. Offering by the Underwriters. Upon authorization by the Representative of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions disclosed in the Prospectus.

      4. Delivery of Shares; Closing. The Firm Shares shall be issued in the form of one or more fully registered stock certificates or direct registration transaction advices in such denomination and registered in the name of the nominee of The Depository Trust Company ("DTC") or in such names as the Representative may request upon at least 48 hours prior notice to the Company, and shall be delivered by or on behalf of the Company to the Representative for the account of such Underwriter, against payment by such Underwriter on its behalf of the purchase price therefore by wire transfer of immediately available funds to such accounts as the Company shall designate in writing. The closing of the sale and purchase of the Firm Shares shall be held at the offices of Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, PA 17011. The time and date of such delivery and payment shall be, with respect to the Firm Shares, at 9:00 a.m., prevailing Eastern time, on the fourth (4th) full business day after this Agreement is executed or at such other time and date as the Representative and the Company may agree upon in writing, and, with respect to the Option Shares, at 9:00 a.m., prevailing Eastern time, on the date specified by the Representative in the written notice given by the Representative of the Underwriters' election to purchase all or part of such Option Shares, or at such other time and date as the Representative and the Company may agree upon in writing. Payment for the Option Shares shall be made to the Company by wire transfer of immediately available funds against delivery of the Option Shares to such accounts as the Company may designate. Such time and date for delivery of the Firm Shares is herein called the "First Time of Delivery," such time and date for delivery of any Option Shares, if not the First Time of Delivery, is herein called a "Subsequent Time of Delivery," and each such time and date for delivery is hereinafter called a "Time of Delivery." The Company shall make the stock certificates or direct registration transaction advices available for examination by the Representative and counsel for the Underwriters not later than 9:30 a.m. prevailing Eastern time on the business day prior to each Time of Delivery at the office of Shumaker Williams, P.C., 3425 Simpson Ferry

Road, Camp Hill, PA 17011 or at such other location specified by the Representative or counsel for the Underwriters in writing at least 48 hours prior to such Time of Delivery.

      5. Certain Covenants and Agreements of the Company. The Company covenants and agrees with the Underwriter as follows:

            (a) If Rule 430A of the Regulations is employed, the Company will timely file the Prospectus pursuant to and in compliance with Rule 424(b) of the Regulations and will advise the Underwriter of the time and manner of such filing.

            (b) The Company will not file or publish any amendment or supplement to the Registration Statement, Preliminary Prospectus or Prospectus at any time before the completion (in the opinion of the Underwriter's counsel) of the distribution of the Shares by the Underwriter that is not in compliance with the Regulations and approved by the Underwriter.

            (c) The Company will advise the Underwriter immediately, and confirm such advice in writing when:

                  (i) Any post-effective amendment to the Registration Statement is filed with the SEC under Rule 462(c) under the Act or otherwise;

                  (ii) Any Rule 462(b) Registration Statement is filed;

                  (iii) Receipt of any comments from the SEC concerning the Registration Statement;

                  (iv) Any post-effective amendment to the Registration Statement becomes effective, or when any supplement to the Prospectus or any amended Prospectus has been filed;

                  (v) Request of the SEC for amendment or supplementation of the Registration Statement or Prospectus or for additional information;

                  (vi) Issuance of any order by court or any federal or state governmental or regulatory agency or body suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or institution or known threat of institution of any such proceeding by any such body for such purpose and, in such event, the Company will use its best efforts to obtain the withdrawal thereof as soon as possible; and

                  (vii) Suspension of the ability of the Underwriter to offer and sell the Shares in any jurisdiction in which the Underwriter intends to make such offers or sales.

            (d) If the delivery of a Prospectus relating to the Shares is required under the Act any time prior to the expiration of nine (9) months after the date of the Prospectus and if at such time any events have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, or if for any reason it is necessary during the same period to amend or supplement the Prospectus, the Company promptly will notify the Representative and upon its request (but at the Company's expense) prepare an amendment or supplement to the Prospectus to be filed with the SEC and any state securities regulator that corrects such material misstatement or material omission or effects such compliance and will furnish without charge to each Underwriter and to any dealer in the Common Stock as many copies of such amended or supplemented Prospectus as the Representative from time to time reasonably may request. For purposes of this Section 5(d), the Company will provide such information to the Underwriter, the Underwriter's counsel and counsel to the Company as shall be necessary to enable such persons to consult with the Company with respect to the need to amend or supplement the Registration Statement, Preliminary Prospectus or Prospectus or file any document.

            (e) The Company promptly will provide the Representative, without charge, so long as a Prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representative reasonably may request.

            (f) The Company hereby consents to the use of such copies of the Preliminary Prospectus and the Prospectus for purposes permitted by the Act, the Regulations and the securities or blue sky laws of the states or foreign jurisdictions in which the Shares are offered by the Underwriter and by all dealers to whom Shares may be sold, both in connection with the offer and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by the Underwriter or any dealer.

            (g) The Company has furnished or will furnish to the Representative at least one original signed copy of the Registration Statement as filed with the SEC and of all amendments and supplements thereto and at least one copy of all exhibits filed therewith and of all consents and certificates of experts, and will deliver to the Representative such number of conformed copies of the Registration Statement, including financial statements and exhibits, and all amendments thereto, as the Representative reasonably may request.

            (h) The Company will comply with the Act, the Regulations, the Exchange Act and the rules and regulations thereunder so as to permit the continuance of sales of and dealings in the Shares for as long as may be necessary to complete the distribution of the Shares as contemplated hereby.

            (i) The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the registration or qualification of the Shares, or exemption therefrom, for offer and sale by the Underwriter and by dealers under the securities or blue sky laws of such jurisdictions in which the Underwriter determines to offer the Shares, and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided, however, that no such qualification shall be required in any jurisdiction where, solely as a result thereof, the Company would be subject to taxation or qualification as a foreign corporation doing business in such jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualification in effect for so long a period as is required under the laws of such jurisdictions for such offer and sale of the Shares. The Company will furnish such information and pay such filing fees and other expenses as may be required, and otherwise cooperate in the inclusion of the Shares for quotation on the National Market of the Nasdaq Stock Market.

            (j) During the period of three years from the date hereof, the Company will furnish to the Representative and, upon request, to each of the other Underwriters, without charge (unless such information is available to the public at the Company's web site at www.bcbbancorp.com):

                  (i) Copies of all reports or other communications (financial or otherwise) furnished or made available to shareholders;

                  (ii) As soon as they are available, copies of any reports and financial statements furnished to or filed under the Exchange Act or with the Nasdaq Stock Market; and

                  (iii) Every material press release with respect to the Company or its affairs that is released or prepared by the Company.

            (k) For a period of twelve months from the date hereof, the Company will deliver to the Underwriter such additional information concerning the business and financial condition of the Company as the Underwriter may from time to time reasonably request in writing, and which can be prepared or obtained by the Company without unreasonable effort or expense.

            (l) Prior to the termination of the underwriting syndicate contemplated by this Agreement, the Company and its Subsidiaries and affiliates will not and the Company shall cause its officers and directors not to:

                  (i) Take any action, directly or indirectly, designed to, or that could reasonably be expected to, cause or result in the stabilization or manipulation of the price of any security of the Company; or

                  (ii) Sell, bid for, purchase or pay anyone any compensation, directly or indirectly, for soliciting purchases of the Shares.

            (m) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus, the Company will not, and will use its best efforts to cause each executive officer and director of the Company and certain shareholders designated by the Representative to deliver to the Representative an agreement in the form attached hereto, agreeing, without the prior written consent of the Representative, directly or indirectly not to:

                  (i) Offer, sell, contract to sell or otherwise dispose of, any shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock; or

                  (ii) Enter into any swap or other agreement or any transaction that transfers, in whole or in part, the economic consequences of ownership of shares of Common Stock whether any such swap or other agreement is to be settled by delivery of shares of Common Stock, other securities, cash or otherwise; except for the sale of the Shares hereunder, except for the issuance of Common Stock upon the exercise of stock options or warrants or the conversion of convertible securities outstanding on the date of this Agreement or to the extent that such stock options, warrants and convertible securities are disclosed in the Prospectus; and except for the grant to employees of stock options to purchase Common Stock which are not exercisable within such 180 days.

            (n) For a period of three years from the date hereof, the Company will use all reasonable efforts to comply with the maintenance requirements applicable to securities included for quotation on the National Market of the Nasdaq Stock Market, including but not limited to, all corporate governance requirements.

            (o) The Company shall, at its sole cost and expense, supply and deliver to the Underwriter and the Underwriter's counsel, within a reasonable period from the Subsequent Time of Delivery, transaction binders in such number and in such form and content as the Underwriter reasonably requests.

            (p) For purposes of making a filing with NASD relating to its approval of the fairness and reasonableness of the underwriting terms and arrangements, the Company represents that:

                  (i) There are no claims, payments, arrangements, agreement or understandings relating to the payment of a finder's, consulting or origination fee by the Company or any person who is a shareholder of the Company prior to the date hereof with respect to the sale of Shares hereunder or any other arrangements, agreements or understandings of the Company, or to the best of the Company's knowledge, any person who is a shareholder of the Company prior to the date hereof that may affect the Underwriter's compensation as determined by NASD.

                  (ii) It has not made any direct or indirect payments (in cash, securities or otherwise) to:

                        (A) Any person, as a finder's fee, consulting fee or otherwise in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company;

                        (B) Any NASD member; or

                        (C) Any person or entity that has any direct or indirect affiliation or association with any NASD member within the twelve months prior to the date hereof;

                  (iii) No officer, director or any beneficial owner of the Company's unregistered securities has any direct or indirect affiliation or association with any NASD member;

                  (iv) No officer, director or owner of at least 5% of the Company's outstanding Common Stock is an affiliate or associated person of an NASD member who is an Underwriter; and

                  (v) There is no agreement, understanding, retainer or similar arrangement which would result in the Underwriter performing investment banking, financial advisory or consulting services to the Company within 90 days of the date hereof which with the Underwriter will receive compensation from the Company.

      6. Fees and Expenses.

            (a) The Company will pay or cause to be paid, and bear or cause to be borne, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated pursuant to Section 10 hereof, including:

                  (i) The printing and mailing expenses associated with the Registration Statement and any post-effective amendments thereto, any Preliminary Prospectus, the Prospectus, this Agreement, Agreement among Underwriters, the Underwriters' Questionnaire submitted to each of the Underwriters by the Representative in connection herewith, the power of attorney executed by each of the Underwriters in favor of Janney Montgomery Scott LLC in connection herewith, the Selected Dealer Agreement and related documents (collectively, the "Underwriting Documents") and the preliminary blue sky memorandum relating to the offering prepared by Shumaker Williams, P.C., counsel to the Underwriters (collectively with any supplement thereto, the "Preliminary Blue Sky Memorandum");

                  (ii) The fees, disbursements and expenses of the accountants and counsel for the Company incurred in the preparation of the Registration Statement and any post-effective amendments thereto (including financial statements and exhibits), Preliminary Prospectus, the Prospectus and any amendments or supplements thereto, the Underwriting Documents and the Preliminary Blue Sky Memorandum;

                  (iii) The delivery of copies of the foregoing documents to the Underwriters;

                  (iv) The fees, expenses and other costs of, or incident to, a filing made with NASD relating to its approval of the fairness and reasonableness of the underwriting terms and arrangements;

                  (v) The costs and expenses incident to the preparation, authentication, issuance, sale and delivery to the Underwriter of any certificates or direct registration transaction advices evidencing the Shares, including transfer agent's and registrar's fees;

                  (vi) The filing fees, expenses and disbursements of counsel for the Underwriters (and local counsel therefore) relating to qualifying the Shares for offer and sale under the securities or the blue sky laws of those states in which the Shares are to be offered or sold, which counsel fees shall not exceed $5,000 in the aggregate exclusive of filing fees;

                  (vii) Any application fees, maintenance fees, counsel expenses and other costs related to qualifying the Shares for quotation on the National Market of the Nasdaq Stock Market;

                  (viii) Any expenses for travel, lodging, and meals incurred by the Company and any of its officers, directors and employees in connection with any meetings with prospective investors in the Shares;

                  (ix) The filing fees of the SEC;

                  (x) The cost of printing certificates, if any, for the Shares;

                  (xi) All taxes, if any, on the issuance, delivery and transfer of the Shares sold by the Company; and

                  (xii) All other costs and expenses reasonably incident to the performance of the Company's obligations hereunder that are not otherwise specifically provided for in this Section 6(a).

            (b) On the date that is the First Time of Delivery, the Company shall pay the Representative a non-accountable expense allowance in the amount of $125,000. Payment of the non-accountable expense allowance shall be made to the Representative by wire transfer of immediately available funds.

            (c) The Representative will pay the legal fees and expenses of Underwriter's counsel and the general out-of-pocket expenses of the Underwriter.

      7. Conditions to Underwriter's Obligations. The obligations of the Underwriters hereunder to purchase and pay for the Shares to be delivered at each Time of Delivery shall be subject, in their discretion, to the accuracy and continuing accuracy of the representations and warranties of the Company, to the performance by the Company of its covenants, agreements and obligations hereunder, and to the following additional conditions precedent:

            (a) If required by the Regulations, the Prospectus shall have been filed with the SEC pursuant to Rule 424(b) of the Regulations within the applicable time period prescribed for such filing by the Regulations.

            (b) On or prior to each Time of Delivery, no order of any court or any federal, state, local or foreign governmental or regulatory agency or body preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), preventing or suspending the use of any Preliminary Prospectus, or preventing or suspending the sale of any of the Shares shall have been issued, and no proceedings for that purpose have been initiated, are pending, or threatened.

            (c) The Representative shall have received a copy of an executed lock-up agreement from each of the Company's executive officers and directors and certain shareholders of Common Stock, in the form attached hereto as Exhibit A.

            (d) The Representative shall have received an opinion, dated at such Time of Delivery, of Luse Gorman Pomerenk & Schick, P.C., counsel to the Company, in form and substance satisfactory to the Representative and its counsel, to the effect that:

                  (i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New Jersey and has the corporate power and authority to own or lease its properties and conduct its business as described in the Preliminary Prospectus and Prospectus and to enter into this Agreement and perform its obligations hereunder. The Company is duly qualified to transact business as a foreign corporation in each jurisdiction in which it owns or leases property, or conducts any business, except where the failure to so qualify would not have a material adverse effect on the financial position, results of operations or business of the Company.

                  (ii) The Company does not own, directly or indirectly, any stock or other securities of any other corporation or any ownership interest in any partnership, joint venture, limited liability company or other form of association, except for:

                        (A) All the issued and outstanding capital stock of Bayonne Community Bank and, through its ownership of such stock, shares of stock in the Atlantic Central Bankers Bank, Federal Home Loan Bank of New York, and Federal Reserve Bank of Philadelphia;

                        (B) Equity securities held in the investment portfolio of Bayonne Community Bank (the composition of which is not materially different from the disclosures in the Prospectus as of specific dates);

                        (C) All the issued and outstanding capital stock of BCB Holding Company Investment Corp.

                        (D) All the issued and outstanding membership interests in BCB Equipment Leasing, LLC.

                  (iii) All of the issued shares of capital stock of the Company, including the Shares to be sold by the Company pursuant hereto when delivered against payment therefore as contemplated hereby, have been duly authorized and validly issued, are fully paid and non-assessable and conform to the description of the Common Stock contained in the Registration Statement, Preliminary Prospectus and Prospectus. None of the issued shares of Common Stock have been issued or are owned or held in violation of any statutory or any other preemptive rights of shareholders, and no person or entity (including any holder of outstanding shares of Common Stock) has any statutory or any other preemptive or other rights to subscribe for any of the Shares.

                  (iv) Except as disclosed in the Prospectus, there are no outstanding:

                        (A) Securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company;

                        (B) Warrants, rights or options to subscribe for the purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations (other than pursuant to the Company's stock option or stock compensation plans); or

                        (C) Obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

                  (v) The sale of the Shares at such Time of Delivery and the performance of this Agreement and the consummation of the transactions herein contemplated will not conflict with or violate any provision of the certificate of incorporation or bylaws or comparable charter documents of the Company as amended to date or any existing law, statute, rule or regulation, or, in any material respect conflict with, or (with or without the giving of notice or the passage of time or both) result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company is a party or to which any of its properties or assets are subject, or, conflict with or violate any order, judgment or decree known to such counsel, of any court or governmental agency or body having jurisdiction over the Company or any of its properties or assets.

                  (vi) The Registration Statement has become effective under the Act and, to the knowledge of such counsel, no order of any court or any federal or state governmental or regulatory agency or body preventing or suspending the effectiveness of the Registration Statement (including any document incorporated by reference therein), preventing or suspending the use of any Preliminary Prospectus, or preventing or suspending the sale of any of the Shares has been issued, and no proceedings for that purpose have been initiated, are pending, or threatened.

                  (vii) Any and all filings required to be made with the SEC under Rule 424 and Rule 430A under the Act have been made.

                  (viii) The Shares have been approved for quotation on the National Market of the Nasdaq Stock Market, subject only to notice of issuance.

                  (ix) Other than the SEC, NASD and the Nasdaq Stock Market, no consent, approval, authorization, order or declaration of or from, or registration, qualification or filing with, any court or governmental agency or body is required for the offer, sale or issuance of the Shares or under state securities or blue sky laws in connection with the offer, sale and distribution of the Shares by the Underwriters.

                  (x) Other than as disclosed in or contemplated by the Registration Statement, Preliminary Prospectus and Prospectus, there is no litigation, arbitration, claim, proceeding (formal or informal) or investigation pending or, to such counsel's knowledge, threatened, in which the Company or any of its Subsidiaries is a party or of which any of their properties or assets are subject which, if determined adversely to the Company or its Subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, results of operations or businesses of the Company and the Subsidiaries taken as a whole.

                  (xi) This Agreement has been duly authorized, executed and delivered by the Company and, assuming due execution by the Representative, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general principles of equity and rules of law governing specific performance, estoppel, waiver, injunctive relief and other equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that, with respect to this Agreement, as the rights to indemnity and contribution set forth herein may be limited by federal and state securities laws or principles of public policy.

                  (xii) Neither the Company nor any of its Subsidiaries is an "investment company" or a company "controlled" by an investment company as such terms are defined in Sections 3(a) and 2(a)(9), respectively, of the 1940 Act.

                  (xiii) The Preliminary Prospectus, Prospectus and each amendment or supplement thereto (other than the financial statements, the notes and schedules thereto and other financial data included therein, to which such counsel need express no opinion), as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the respective rules and regulations thereunder.

      Such counsel also shall state that they participated in the preparation of the Preliminary Prospectus and Prospectus and in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, and representatives of and counsel to the Underwriters at which the contents of the Registration Statement, Preliminary Prospectus, and Prospectus and related matters were discussed and, although such counsel has not passed upon or assumed any responsibility for the accuracy, completeness or fairness of the statements contained in the Preliminary Prospectus or Prospectus, and although such counsel has not undertaken to verify independently the accuracy or completeness of the statements in the Preliminary Prospectus or Prospectus, no facts have come to such counsel's attention to lead them to believe that the Preliminary Prospectus or Prospectus, or any amendment or supplement thereto made prior to such Time of Delivery, on its issue date and as of such Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that such counsel need express no belief regarding the financial statements, the notes and schedules thereto and other financial data contained in the Prospectus, or any amendment or supplement thereto).

      In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of officers of the Company, public officials and letters from officials of the SEC, NASD and the Nasdaq Stock Market. Copies of such certificates of officers of the Company and other opinions shall be addressed and furnished to the Underwriters and furnished to counsel for the Underwriters.

            (e) Shumaker Williams, P.C., counsel for the Underwriters, shall have furnished to the Representative such opinion or opinions, dated at such Time of Delivery, with respect to such matters as the Representative reasonably may request, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

            (f) The Representative shall have received from Beard Miller Company LLP, in form and substance (including, without limitation, the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) satisfactory to the Representative, letters dated as of the date hereof, the date of the First Time of Delivery, and the date(s) of Subsequent Time of Delivery containing statements and information of the type ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial information contained in the Preliminary Prospectus and Prospectus, provided that the letter dated as of the date of the First Time of Delivery shall use a "cut-off date" not earlier than the date hereof. In such letters, Beard Miller Company LLP shall:

                  (i) Confirm that they are an independent registered public accounting firm within the meaning of the Act and the Regulations, and stating that the section of the Registration Statement under the caption "Experts" is correct insofar as it relates to them;

                  (ii) State that, in their opinion, the consolidated financial statements, schedules and notes of the Company and the Subsidiaries audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                  (iii) State that, on the basis of the specified procedures, which includes the procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information, as described in SAS No. 71, Interim Financial Information (with respect to the latest available unaudited consolidated financial statements of the Company), a reading of the latest available unaudited interim consolidated financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the minutes of the meetings of the shareholders and the Board of Directors of the Company and the Audit and Compensation Committees of such Boards and inquiries to certain officers and other employees of the Company responsible for operational, financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention that would cause them to believe that the unaudited consolidated financial statements of the Company included in the Registration Statement and related schedules, if any:

                        (A) Do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations;

                        (B) Were not fairly presented in conformity with GAAP or statutory accounting practices on a basis substantially consistent with that of the audited consolidated financial statements and related schedules included in the Registration Statement; or

                        (C) At a specified date not more than five business days prior to the date of such letter, there was any change in the capital stock (other than the issuance of capital stock upon the exercise of options granted under Plans disclosed in the Prospectus or otherwise outstanding and disclosed in the Prospectus), increase in long-term debt of the Company or any decrease in consolidated net current assets or shareholders equity of the Company as compared with the amounts shown in the December 31, 2004 audited balance sheets of the Company included the Registration Statement or that for the periods from December 31, 2001 to the date of the latest available unaudited financial statements of the Company and to a specified date not more than five (5) days prior to the date of the letter, there were any decreases, as compared to the corresponding periods in the prior year, in operating income or total or per share amounts of net income, except in all instances for changes, decreases or increases that the Registration Statement discloses have occurred or may occur and except for such other changes, decreases or increases which the Underwriter shall in its sole discretion accept;

      All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statement for purposes of this subsection (f).

            (g) Since the date of the latest audited financial statements included in the Prospectus, the Company shall not have sustained any material adverse change, or any development involving a prospective material adverse change (including, without limitation, a change in management or control of the Company), in or affecting the position (financial or otherwise), results of operations, net worth or business prospects of the Company or any of its Subsidiaries, other than as disclosed or contemplated by the Prospectus, the effect of which, in either such case, in the Representative's reasonable judgment makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares.

            (h) Subsequent to the date hereof, there shall not have occurred any of the following:

                  (i) Any suspension or limitation in trading in the Company's Common Stock by any registered national securities association, the SEC or order of any court or federal, state, local or foreign regulatory or governmental authority or body;

                  (ii) A moratorium on commercial banking activities declared by either federal or state authorities;

                  (iii) Any outbreak or escalation of hostilities involving the United States or other national or international calamity or crisis if such event specified in this clause (iii), in the Representative's reasonable judgment, makes it impracticable or inadvisable to proceed with the purchase, sale and delivery of the Shares; or

                  (iv) Any material adverse change in the financial markets of the United States which, in the Representative's judgment, make it inadvisable to proceed with the purchase, sale and delivery of the Shares.

            (i) The Company shall have furnished to the Representative at such Time of Delivery certificates of the (i) chief executive officer or an executive vice president and (ii) the chief financial officer of the Company satisfactory to the Representative, as to the accuracy of the presentations and warranties of the Company herein at and as of such Time of Delivery with the same effect as if made at such Time of Delivery, as to the performance by the Company of all of its obligations, agreements, conditions and covenants hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as the Representative reasonably may request, and the Company shall have furnished or caused to be furnished certificates of such other officers as to such matters as the Representative reasonably may request.

            (j) The Underwriter shall have received at or prior to the First Time of Delivery from Underwriter's counsel a memorandum or summary, in form and substance satisfactory to the Underwriter, with respect to the qualification for offering and sale by the Underwriter of the Shares under the securities or blue sky laws of such jurisdictions designated by the Underwriter pursuant to Section 5(i) hereof.

            (k) At the First Time of Delivery and at any Subsequent Time of
Delivery:

                  (i) The Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto shall contain all statements that are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor any post-effective amendment thereto nor the Prospectus and any amendments or supplements thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (ii) Since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, except as otherwise stated therein, there shall have been no material adverse change in the financial position, results of operations and businesses of the Company and the Subsidiaries taken as a whole from that set forth therein, whether or not arising in the ordinary course of business;

                  (iii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus or any amendment or supplement thereto, there has been no event or transaction, contract or agreement entered into by the

Company or the Subsidiaries other than in the ordinary course of business and as set forth in the Registration Statement or Prospectus, that has not been, but would be required to be, set forth in the Registration Statement or Prospectus;

                  (iv) Since the respective dates as of which information is given in the Registration Statement and any post-effective amendment thereto and the Prospectus and any amendments or supplements thereto, there has been no material adverse change, loss, reduction, termination or non-renewal of any contract to which the Company or the Subsidiaries is a party, that has not been, but would be required to be set forth in the Registration Statement or Prospectus; and

                  (v) No action, suit or proceeding at law or in equity is pending or threatened against the Company or the Subsidiaries that would be required to be set forth in the Prospectus, other than as set forth therein, and no proceedings are pending or threatened against or directly affecting the Company or its Subsidiaries before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial position, results of operations or businesses of the Company and its Subsidiaries taken as a whole.

            (l) The issuance and sale of the Shares shall be legally permitted under applicable blue sky or state securities laws so long as such sales are made in accordance with the Blue Sky Memorandum.

            (m) At the First Time of Delivery and at any Subsequent Time of Delivery, the Representative shall have been furnished such additional documents, information and certificates relating to the Company and the Subsidiaries or the transactions contemplated by this Agreement as it shall have reasonably requested.

      All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory in form and substance to the Underwriter and the Underwriter's counsel. The Company shall furnish the Underwriter with such conformed copies of such opinions, certificates, letters and other documents as it shall reasonably request. If any condition to the Underwriter's obligations hereunder to be fulfilled prior to or at the Time of Delivery or Subsequent Time of Delivery, as the case may be, is not fulfilled, the Underwriter may terminate this Agreement with respect to the Time of Delivery or any Subsequent Time of Delivery, as applicable, or, if it so elects, waive any such conditions which have not been fulfilled or extend the time for their fulfillment. Any such termination shall be without liability of the Underwriter to the Company.

      8. Indemnification and Contribution.

            (a) The Company agrees to indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                  (i) Any untrue statement or alleged untrue statement made by the Company in Section 1 of this Agreement;

                  (ii) Any untrue statement or alleged untrue statement of any material fact contained in:

                        (A) Any Registration Statement, Preliminary Prospectus or the Prospectus or any amendment or supplement thereto; or

                        (B) Any application or other document, or amendment or supplement thereto, executed by the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or blue sky laws thereof or filed with SEC, NASD or the Nasdaq Stock Market (each an "Application"); or

                  (iii) The omission of or alleged omission to state in any Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative expressly for use therein (which information is solely as set forth in Section 1(c) hereof). The Company will not, without the prior written consent of the Representative, which shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding (or related cause of action or portion thereof) in respect of which indemnification may be sought hereunder (whether or not any Underwriter is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Underwriter from all liability arising out of such claim, action, suit or proceeding (or related cause of action or portion thereof).

            (b) The Company agrees to indemnify and hold harmless the Underwriters and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (collectively the "Underwriting Entities") against any and all losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by the failure of any Underwriter to pay for and accept delivery of the Shares which, immediately following the date of this Agreement, were subject to a properly confirmed agreement to purchase; provided that the Company shall not be responsible under this subsection for any losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Underwriter Entities.

            (c) Each Underwriter, severally but not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or any Application or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action.

            (d) Promptly after receipt by an indemnified party under subsection
(a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under such subsection
(a), (b) or (c). In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party); provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party and such indemnified party shall have the right to select separate counsel to defend such action on behalf of such indemnified party. After such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof. Nothing in this
Section 8(d) shall preclude an indemnified party from participating at its own expense in the defense of any such action so assumed by the indemnifying party.

            (e) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (f) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each officer, director and employee of the Underwriting Entities and the obligations of the Underwriters under this
Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act or the Exchange Act.

      9. Default of Underwriters.

            (a) If any Underwriter defaults in its obligation to purchase Shares at a Time of Delivery, the Representative may in its discretion arrange for the Underwriters or another party or other parties to purchase such Shares on the terms contained herein within thirty-six (36) hours after such default by any Underwriter. In the event that, within the respective prescribed period, the Representative notifies the Company that they have so arranged for the purchase of such Shares, the Representative shall have the right to postpone a Time of Delivery for a period of not more than seven (7) days in order to effect whatever changes may thereby be made necessary in the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Prospectus that in the Representative's opinion may thereby be made necessary. The cost of preparing, printing and filing any such amendments shall be paid for by the Underwriters. The term "Underwriter" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representative as provided in subsection (a) above, if any, the aggregate number of such Shares which remains not purchased does not exceed one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

      10. Termination.

            (a) This Agreement may be terminated in the sole discretion of the Representative by notice to the Company given prior to the First Time of Delivery or any Subsequent Time of Delivery, respectively, in the event that:

                  (i) Any condition to the obligations of the Underwriters set forth in Section 7 hereof has not been satisfied; or

                  (ii) The Company shall have failed, refused or been unable to deliver the Firm Shares or the Company shall have failed, refused or been unable to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior to such Time of Delivery, in either case other than by reason of a default by any of the Underwriters. If this Agreement is terminated pursuant to this Section 10(a), the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares. Any termination pursuant to this Section 10(a) shall be without liability on the part of any Underwriter to the Company or on the part of the Company to any Underwriter, except for expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to this
Section 10(a) and except as to indemnification and contribution to the extent provided in Section 8 hereof.

            (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters as provided in Section 9(a), the aggregate number of such Shares which remains not purchased exceeds one-eleventh (1/11) of the aggregate number of Shares to be purchased at such Time of Delivery, then this Agreement (or, with respect to a Subsequent Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company, its officers and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person referred to in
Section 8(f) or the Company, or any officer or director or controlling person of the Company referred to in Section 8(f), and shall survive delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

      12. Notices. All communications hereunder shall be in writing and, if sent to any of the Underwriters, shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to Janney Montgomery Scott LLC, 1801 Market Street, Philadelphia, Pennsylvania 19103 (Fax No. (215) 665-6197),
Attention: Jay Junior, Principal (with a copy to Shumaker Williams, P.C., 3425 Simpson Ferry Road, Camp Hill, PA 17011 (Fax No. (717) 763-7419) Attention:
Nicholas Bybel, Jr., Esquire); if to the Company shall be sufficient in all respects if mailed, delivered or telecopied and confirmed in writing to BCB Bancorp., Inc., 104-110 Avenue C, Bayonne, NJ 07002 (Fax No. (201) 339-0403)
Attention: Donald Mindiak, President and Chief Executive Officer (with a copy to Luse Gorman Pomerenk & Schick, P.C., 5335 Wisconsin Ave., NW, Suite 400, Washington, DC 20015-2035 (Fax No. (202) 362-2902), Attention: Alan Schick, Esquire).

      13. Binding Effect. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 8 and 11 hereof, the officers, directors and employees and controlling persons referred to therein and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

      14. Governing Law and Construction. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania applicable to agreements made and performed entirely within the Commonwealth and without giving effect to any provisions regarding conflict of laws. All references herein to the knowledge of the Company shall be deemed to include the knowledge of each of the Subsidiaries.

      15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, including by facsimile or electronic signatures, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      16. Date of Subsequent Time of Delivery. If a Subsequent Time of Delivery which occurs 30 days from the date hereof is a Saturday, Sunday or a day on which the Nasdaq Stock Market is closed, such Subsequent Time of Delivery shall be the next succeeding Business Day (as hereinafter defined).

      17. Definition of Business Day. For purposes of this Agreement, "business day" means any day on which the Nasdaq Stock Market is open for trading.

                    [Signatures Appear on the Following Page]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us one of the counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Underwriters, this letter will constitute a binding agreement among the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in the Agreement among Underwriters, a copy of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                Very truly yours,

                                BCB BANCORP, INC.

                                By: ___________________________________________
                                    Name: Donald Mindiak
                                    Title: President and Chief Executive Officer

The foregoing Agreement is hereby
confirmed and accepted as of the
date first written above.

JANNEY MONTGOMERY SCOTT LLC

By: ___________________________________
    Name:
    Title:

On behalf of each of the
Underwriters

                                   SCHEDULE I

                              Total Number of       Maximum Number of
                             Firm Shares to be  Shares to be Purchased if
        Underwriter              Purchased          Option Exercised
---------------------------  -----------------  -------------------------
Janney Montgomery Scott LLC

              Total                800,000               120,000
                                   =======               =======

                                   EXHIBIT A

                            FORM OF LOCK-UP AGREEMENT

                                BCB BANCORP, INC.

                                LOCK-UP AGREEMENT

                              September _____, 2005

JANNEY MONTGOMERY SCOTT LLC
   As Representative (the "Representative") of the Several Underwriters Named in Schedule I Hereto
c/o Janney Montgomery Scott LLC
1801 Market Street
Philadelphia, Pennsylvania 19103

Ladies and Gentlemen:

      The undersigned understands that you, as Representative of the several underwriters (the "Underwriters"), propose to enter into an underwriting agreement (the "Underwriting Agreement") with BCB Bancorp, Inc. (the "Company") providing for the public offering (the "Public Offering") by the Underwriters, including yourself, of common stock of the Company (the "Common Stock").

      In consideration of the Underwriters' Agreement to purchase and make the Public Offering of the Common Stock, and for other good and valuable consideration, receipt of which is hereby acknowledged, the undersigned hereby agrees, for a period of 180 days after the First Time of Delivery, as such term is defined in the Underwriting Agreement (the "Lock-Up Period"), not to sell, offer to sell, solicit an offer to buy, contract to sell, encumber, distribute, pledge, grant any option for the sale of, or otherwise transfer or dispose of, directly or indirectly, in one or a series of transactions (collectively, a "Disposition"), any shares of Common Stock or any securities convertible or exercisable into or exchangeable for shares of Common Stock (collectively, "Securities"), now owned or hereafter acquired by the undersigned or with respect to which the undersigned has acquired or hereafter acquires the power of disposition, without the prior written consent of the Representative. Prior to the expiration of the Lock-Up Period, the undersigned agrees that it will not announce or disclose any intention to do anything after the expiration of such period which the undersigned is prohibited, as provided in the preceding sentence, from doing during the Lock-Up Period.

      The undersigned acknowledges and agrees that the restrictions above are expressly agreed to preclude the holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities (or the economic equivalent thereof) during the Lock-Up Period even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Securities.

      The undersigned hereby also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent against the transfer of the Securities held by the undersigned except in compliance with the Lock-Up Agreement.

      It is understood that, if the Underwriting Agreement is not executed, or if the Underwriting Agreement shall terminate or be terminated prior to payment for and delivery of the Common Stock the subject thereof, this Lock-Up Agreement shall automatically terminate and be of no further force or effect.

      This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey (without giving effect to its conflict of laws provisions).

                                   Very truly yours,

                                   Name:



                                       A-2